BroadVision Contact:

Pehong Chen

Investor Relations

(650) 331-1000

Ir1@broadvision.com

BroadVision Announces First Quarter 2019 Results

REDWOOD CITY, CA — May 15, 2019  — BroadVision, Inc. (Nasdaq: BVSN), a leading provider of e-business and engagement management solutions, today reported financial results for its first quarter ended March  31, 2019. This was the first quarter for which BroadVision’s balance sheet and results of operations reported under U.S. Generally Accepted Accounting Principles (“GAAP”) basis included the balance sheet and results of operations of Vmoso, Inc, which is consolidated into BroadVision for U.S. GAAP purposes. Revenues for the first quarter were $1.1 million, compared with revenues of $1.2 million for the fourth quarter ended December 31, 2018 and $1.6 million for the comparable quarter of 2018.

License revenue for the first quarter of 2019 was $0.6 million, compared with revenues of $0.7 million for the fourth quarter ended December  31, 2018 and $0.9 million for the comparable quarter of 2018. The majority of the first quarter license revenue was generated from the Company's BroadVision® Business Agility Suite™, Commerce Agility Suite™, QuickSilver™, and Clearvale® solutions. Revenue during the quarter was generated from sales to both new and existing customers.

In the first quarter of 2019, BroadVision posted net income attributable to BroadVision on a GAAP basis of $0.6 million, or $0.12 per basic and diluted share, as compared with GAAP net loss of $1.6 million, or $0.33 per basic and diluted share, for the fourth quarter of 2018 and GAAP net loss of $1.5 million, or $0.30 per basic and diluted share, for the comparable quarter of 2018.

As of March  31, 2019, the Company had $5.7 million of cash and cash equivalents and short-term investments, compared to a combined balance of $2.6 million as of December 31, 2018 and $7.9 million as of March  31, 2018.

"Q1 has been a transition period in which new structures resulting from the Q4 financing of and transfer of our Vmoso and Clearvale platforms to our subsidiary, Vmoso, Inc., have been established, with BroadVision and Vmoso focusing on their respective markets. Under this new structure, we believe BroadVision can focus on serving its markets and customers better." said Dr. Pehong Chen, President, CEO and Interim CFO of BroadVision.

About BroadVision

Driving innovation since 1993, BroadVision (Nasdaq: BVSN) provides e-business solutions that enable the enterprise and its employees, partners, and customers to stay actively engaged, socially connected, and universally organized to achieve greater business results.    BroadVision® solutions—including Vmoso for virtual, mobile, and social business collaboration, and Clearvale for enterprise social networking, both of which are now owned and being developed by BroadVision’s consolidated 19.9%-owned subsidiary, Vmoso, Inc. (“VMSO”)—are available globally in the cloud via the Web and mobile applications. Visit www.BroadVision.com for more details.

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BroadVision, Business Agility Suite, Commerce Agility Suite, QuickSilver, and Clearvale are trademarks or registered trademarks of BroadVision, Inc. or VMSO in the United States and other countries. All other company names, product names, and marks are the property of their respective owners.

Information Concerning Forward-Looking Statements

Information in this release that involves expectations, beliefs, hopes, plans, intentions or strategies regarding the future, including statements regarding BroadVision’s ability to enhance customers’ businesses and BroadVision’s ability to serve its markets and customers better following the VMSO transactions are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties include without limitation uncertainty regarding market acceptance of BroadVision’s and VMSO’s products and services, VMSO’s ability to sell Vmoso to its existing customers and new customers, BroadVision’s ability to provide reliable, scalable and cost-efficient Cloud-based offerings, BroadVision’s ability to effectively compete in its intensely competitive market and respond effectively to rapidly changing technology, evolving industry standards and changing customer needs, requirements or preferences, and the other risks set forth in BroadVision’s most recent quarterly report on Form 10-Q, and subsequent reports filed with the Securities and Exchange Commission. All forward-looking statements included in this release are based upon information available to BroadVision as of the date of this release, and BroadVision assumes no obligation to update or correct any such forward-looking statements except as required by law. These statements are not guarantees of future performance and actual results could differ materially from BroadVision's current expectations.

BROADVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2019	2018
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$5,671	$2,574
Other current assets	1,224	1,168
Total current assets	6,895	3,742
Other non-current assets	953	111
Total assets	$7,848	$3,853
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$2,828	$1,889
Other non-current liabilities	622	563
Total liabilities	3,450	2,452
Total stockholders' equity	4,398	1,401
Total liabilities and stockholders' equity	$7,848	$3,853

BROADVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Revenues:
Software licenses	$573	$925
Services	495	678
Total revenues	1,068	1,603
Cost of revenues:
Cost of software revenues	1	33
Cost of services	272	550
Total cost of revenues	273	583
Gross profit	795	1,020
Operating expenses:
Research and development	661	1,403
Sales and marketing	302	566
General and administrative	610	741
Total operating expenses	1,573	2,710
Operating loss	(778)	(1,690)
Interest income, net	10	16
Other income (loss), net	653	183
Loss before income taxes	(115)	(1,491)
Benefit (provision) for income taxes	(4)	(1)
Net loss	(119)	(1,492)
Net loss attributable to noncontrolling interest	(721)	-
Net income (loss) attributable to BroadVision	602	(1,492)

Earnings per share, basic and diluted:
Basic and diluted net income (loss) per share	$0.12	$(0.30)
Shares used in computing:
Weighted average shares-basic	5,002	4,995
Weighted average shares-diluted	5,018	4,995